DISTRIBUTION AGREEMENT
THIS AGREEMENT is made and entered into as of this 20th day of August, 2018, by and between MANAGED PORTFOLIO SERIES, a Delaware statutory trust (the “Trust”), QUASAR DISTRIBUTORS, LLC, a Delaware limited liability company (“Quasar”), and PORT STREET INVESTMENTS, LLC, a Delaware limited liability company and an investment adviser to the Trust (the “Adviser” and, together with the Trust and Quasar, the “Parties”).

WHEREAS, the Trust is registered under the Investment Company Act of 1940 (the “1940 Act”), as an open-end management investment company and is authorized to issue shares of beneficial interest (“Shares”) in separate series of the Trust listed on Exhibit A (each a “Fund”), with each Fund representing interests in a separate portfolio of securities and other assets.
WHEREAS, Quasar is registered as a broker-dealer under the Securities Exchange Act of 1934 (the “1934 Act”), and is a member of the Financial Industry Regulatory Authority (“FINRA”).
WHEREAS, the Trust desires to retain Quasar as principal underwriter in connection with the offer and sale of the Shares.
WHEREAS, this Agreement has been approved by a vote of the Trust’s board of trustees (the “Board”), including its disinterested trustees voting separately, in conformity with Section 15(c) of the 1940 Act.
NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:
1.    Appointment of Quasar as Distributor. The Trust hereby appoints Quasar as its agent for the sale and distribution of Shares of the Fund in jurisdictions wherein the Shares may be legally offered for sale, on the terms and conditions set forth herein, and Quasar hereby accepts such appointment and shall perform the services and duties set forth herein. The services and duties of Quasar shall be confined to those matters expressly set forth herein, and no implied duties are assumed by or may be asserted against Quasar hereunder.
2.    Services and Duties of Quasar.

A.
Quasar shall act as agent for the Trust by making Shares available to financial intermediaries upon the terms and at the current offering price (plus sales charge, if any) in accordance with the terms described in the Prospectus. As used herein, the term “Prospectus” shall mean the Fund’s current prospectus, including the statement of additional information (“SAI”) and included in the effective registration statement (the “Registration Statement”) of the Trust filed under the Securities Act of 1933 (the “1933 Act”) and the 1940 Act. The Trust shall in all cases receive the net asset value per Share on all sales. If a sales charge is in effect, Quasar shall effect remission of the sales charge (or portion thereof) to intermediaries who have sold Shares, as described in Section 2(G), below.

B.
During the continuous public offering of Shares, Quasar will hold itself available to receive orders, satisfactory to Quasar, for the purchase of Shares and will accept such orders on behalf of the Trust. Such purchase orders shall be deemed effective at the time and in the manner set forth in the Prospectus.

C.	Quasar, with the operational assistance of the Trust’s transfer agent, shall make Shares available for sale and redemption through the National Securities Clearing Corporation’s Fund/SERV System.

D.
Quasar acknowledges that it is not authorized to provide any information or make any representations other than as contained in the Prospectus and any sales literature specifically provided by the Trust or Adviser.

E.
Quasar shall cooperate with the Adviser in the development of all proposed advertisements and sales literature (“Communications with the Public”) submitted to Quasar by the Adviser relating to the Fund. Quasar shall review all proposed Communications with the Public for compliance with FINRA rules and file with appropriate regulators those Communications with the Public which Quasar determines are required to be filed. Quasar shall furnish to the Adviser any comments provided by FINRA with respect to such materials and work with the Adviser to make such materials compliant.

F.
Quasar, at its sole discretion, may repurchase Shares offered for sale by shareholders of the Fund. Repurchase of Shares by Quasar shall be at the price determined in accordance with, and in the manner set forth in, the Prospectus. At the end of each business day, Quasar shall notify the Trust and its transfer agent, by any appropriate means, of the orders for repurchase of Shares received by Quasar since the last notification, the amount to be paid for such Shares and the identity of the shareholders offering Shares for repurchase. The Trust reserves the right to suspend such repurchase right upon written notice to Quasar. Quasar shall also act as agent for the Trust to receive and transmit shareholder requests for redemption of Shares promptly to the Trust’s transfer agent.

G.
Quasar may, in its discretion, enter into agreements with such qualified intermediaries as it may select, in order that such intermediaries also may sell Shares of the Fund. The form of any dealer agreement shall be approved by the Trust. To the extent there is a sales charge in effect, Quasar shall pay the applicable sales charge (or portion thereof), or allow a discount, to the selling intermediary, as described in the Prospectus.

H.	Quasar shall devote its best efforts to effect sales of Shares of the Fund but shall not be obligated to sell any certain number of Shares.

I.
Quasar shall prepare reports (including reports regarding the use of any 12b-1 payments received by Quasar) for the Board regarding its activities hereunder as shall be reasonably requested by the Board.

J.	Quasar shall advise the Trust promptly in writing of the initiation of any proceedings against it by the SEC, FINRA, or any state regulatory authority.

K.	Quasar shall monitor amounts paid under Rule 12b-1 plans and pursuant to sales loads to ensure compliance with applicable FINRA rules.
3.    Representations and Covenants of the Trust.

A.	The Trust hereby represents and warrants to Quasar, which representations and warranties shall be deemed to be continuing throughout the term hereof, that:

i.
it is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

ii.
this Agreement has been duly authorized, executed and delivered by the Trust in accordance with all requisite action and constitutes a valid and legally binding obligation of the Trust, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

iii.
it is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted;

iv.
there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, bylaws or any contract binding it or affecting its property which would prohibit its execution or performance hereof;

v.	all Shares to be sold by it, including those offered hereunder, are validly authorized and, when issued in accordance with the description in the Prospectus, will be fully paid and nonassessable;

vi.	the Registration Statement, and Prospectus included therein, have been prepared in conformity with the requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder; and

vii.
the Registration Statement (at the time of its effectiveness) and any advertisements and sales literature prepared by the Trust or its agent (excluding statements relating to Quasar and the services it provides that are based upon written information furnished by Quasar expressly for inclusion therein) shall not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that all statements or information furnished to Quasar pursuant hereto shall be true and correct in all material respects.

B.
The Trust, or its agent, shall take or cause to be taken, all necessary action to register Shares of the Fund under the 1933 Act, qualify such shares for sale in such states as the Trust and Quasar shall approve, and maintain an effective Registration Statement for such Shares in order to permit the sale of Shares as herein contemplated. The Trust authorizes Quasar to use the Prospectus, in the form furnished to Quasar, in connection with the sale of Shares.

C.	The Trust shall advise Quasar promptly in writing:

i.
of any material correspondence or other communication by the Securities and Exchange Commission (the “SEC”) or its staff relating to the Fund, including requests by the SEC for amendments to the Registration Statement or Prospectus;

ii.	in the event of the issuance by the SEC of any stop-order suspending the effectiveness of the Registration Statement then in effect or the initiation of any proceeding for that purpose;

iii.
of the happening of any event which makes untrue any statement of a material fact made in the Prospectus or which requires the making of a change in such Prospectus in order to make the statements therein not misleading;

iv.	of all actions taken by the SEC with respect to any amendments to any Registration Statement or Prospectus, which may be filed with the SEC; and

v.
in the event that it determines to suspend the sale of Shares at any time in response to conditions in the securities markets or otherwise, or in the event that it determines to suspend the redemption of Shares at any time as permitted by the 1940 Act or the rules of the SEC, including any and all applicable interpretations of such by the staff of the SEC.

D.	The Trust shall notify Quasar in writing of the states in which the Shares may be sold and shall notify Quasar in writing of any changes to such information.

E.
The Trust shall file such amendments to its Registration Statement and Prospectus as may be necessary in order that its Registration Statement and Prospectus will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

F.
The Trust shall fully cooperate in the efforts of Quasar to sell and arrange for the sale of Shares and shall make available to Quasar a statement of each computation of net asset value. In addition, the Trust shall keep Quasar fully informed of its affairs and shall provide to Quasar copies of all information, financial statements and other papers that Quasar may reasonably request for use in connection with the distribution of Shares, including without limitation, certified copies of any financial statements prepared for the Trust by its independent public accountants and such reasonable number of copies of the Prospectus and annual and interim reports to shareholders as Quasar may request. The Trust shall forward a copy of any SEC filings, including the Registration Statement, to Quasar within one business day of any such filings. The Trust and the Adviser represent that they will not use or authorize the use of any Communications with the Public unless and until such materials have been approved and authorized for use by Quasar. Nothing herein shall require the sharing or provision of materials protected by privilege or limitation of disclosure, including any applicable attorney-client privilege or trade secret materials.

G.
The Trust has reviewed and is familiar with the provisions of FINRA Rule 2830(k) prohibiting directed brokerage. In addition, the Trust shall not enter into any agreement (whether orally or in writing) under which the Trust directs or is expected to direct its brokerage transactions (or any commission, markup or other payment from such transactions) to an intermediary for the promotion or sale of Fund Shares or the shares of any other investment company. In the event the Trust fails to comply with the provisions of FINRA Rule 2830(k), the Trust shall promptly notify Quasar.

4.    Additional Representations and Covenants of Quasar. Quasar hereby represents, warrants and covenants to the Trust, which representations, warranties and covenants shall be deemed to be continuing throughout the term hereof, that:

A.
It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

B.
This Agreement has been duly authorized, executed and delivered by Quasar in accordance with all requisite action and constitutes a valid and legally binding obligation of Quasar, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

C.
It is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, bylaws or any contract binding it or affecting its property which would prohibit its execution or performance hereof;

D.	It is registered as a broker-dealer under the 1934 Act and is a member in good standing of FINRA;

E.
It: (i) has adopted an anti-money laundering compliance program (“AML Program”) that satisfies the requirements of all applicable laws and regulations; (ii) undertakes to carry out its AML Program to the best of its ability; (iii) will promptly notify the Trust and the Adviser if an inspection by the appropriate regulatory authorities of its AML Program identifies any material deficiency; and (vi) will promptly remedy any material deficiency of which it learns; and

F.
In connection with all matters relating hereto, it will comply with the requirements of the 1933 Act, the 1934 Act, the 1940 Act, the regulations of FINRA and all other applicable federal or state laws and regulations, including maintenance of all records that such laws and regulations specifically require Distributor to maintain in its capacity as principal underwriter in connection with the offer and sale of Shares of the Fund.

G.
It shall provide to the Trust and each Fund such information regarding Distributor’s policies and procedures (including material changes to such policies and procedures and material compliance matters) as may be reasonably requested to enable each Fund to comply with its obligations under Rule 38a-1.

5.    Standard of Care.

A.
Quasar shall use its best judgment and reasonable efforts in rendering services to the Trust hereunder but shall be under no duty to take any action except as specifically set forth herein or as may be specifically agreed to by Quasar in writing.  Quasar shall not be liable to the Trust or any of the Trust’s shareholders for any error of judgment or mistake of law, for any loss arising out of any investment, or for any action or inaction of Quasar in the absence of bad faith, willful misfeasance, or gross negligence in the performance of Quasar’s duties or obligations hereunder or by reason of Quasar’s reckless disregard of its duties and obligations hereunder.

B.	Quasar shall not be liable for any action taken or failure to act in good faith reliance upon:

i. the advice of the Trust or of counsel, who may be counsel to the Trust or counsel to Quasar;

ii.    any oral instruction which it receives and which it reasonably believes in good faith was transmitted by the person or persons authorized by the Board to give such oral instruction (Quasar shall have no duty or obligation to make any inquiry or effort of certification of such oral instruction);

iii.    any written instruction or certified copy of any resolution of the Board, and Quasar may rely upon the genuineness of any such document or copy thereof reasonably believed in good faith by Quasar to have been validly executed; or

iv.    any signature, instruction, request, letter of transmittal, certificate, opinion of counsel, statement, instrument, report, notice, consent, order, or other document reasonably believed in good faith by Quasar to be genuine and to have been signed or presented by the Trust or other proper party or parties; and Quasar shall not be under any duty or obligation to inquire into the validity or invalidity or authority or lack thereof of any statement, oral or written instruction, resolution, signature, request, letter of transmittal, certificate, opinion of counsel, instrument, report, notice, consent, order, or any other document or instrument which Quasar reasonably believes in good faith to be genuine.

C.
Quasar shall not be responsible or liable for any failure or delay in performance of its obligations hereunder arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control including, without limitation, acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdowns, flood or catastrophe, epidemic, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

6.    Compensation. Quasar shall be compensated for providing the services set forth herein in accordance with the fee schedule set forth on Exhibit B. Quasar shall also be reimbursed for such miscellaneous expenses (e.g., telecommunication charges, postage and delivery charges, and reproduction charges) as are reasonably incurred by Quasar in performing its duties hereunder. The Adviser shall pay all such fees and reimbursable expenses within 30 calendar days following receipt of the billing notice, except for any fee or expense subject to a good faith dispute. The Adviser shall notify Quasar in writing within 30 calendar days following receipt of an invoice it is disputing in good faith. The Adviser shall pay such disputed amounts within 10 calendar days of the day on which the Parties agree to the amount to be paid. Notwithstanding anything to the contrary, the Trust may pay fees and expenses to Quasar from a Fund’s Rule 12b-1 plan.
7.    Expenses.

A.
The Trust shall bear all costs and expenses in connection with the registration of its Shares with the SEC and its related compliance with state securities laws, as well as all costs and expenses in connection with the offering of the Shares and communications with shareholders, including but not limited to: (i) fees and disbursements of its counsel and independent public accountants; (ii) costs and expenses of the preparation, filing, printing and mailing of Registration Statements and Prospectuses, as well as related advertising and sales literature; (iii) costs and expenses of the preparation, printing and mailing of annual and interim reports, proxy materials and other communications to shareholders; and (iv) fees required in connection with the offer and sale of Shares in such jurisdictions as shall be selected by the Trust pursuant to Section 3(D) hereof.

B.
Quasar shall bear the expenses of registration or qualification of Quasar as a dealer or broker under federal or state laws and the expenses of continuing such registration or qualification. Quasar does not assume responsibility for any expenses not expressly assumed hereunder.

8.    Indemnification.

A.
The Trust and the Adviser shall indemnify, defend and hold Quasar and each of its managers, officers, employees, representatives and any person who controls Quasar within the meaning of Section 15 of the 1933 Act (collectively, the “Quasar Indemnitees”), free and harmless from and against any and all claims, demands, losses, expenses and liabilities of any and every nature (including reasonable attorneys’ fees) (collectively, “Losses”) that Quasar Indemnitees may sustain or incur or that may be asserted against a Quasar Indemnitee by any person (i) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any Prospectus, or in any annual or interim report to shareholders, or in any advertisements or sales literature prepared by the Trust or the Adviser (or an agent of either one), or (ii) arising out of or based upon any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) based upon the Trust’s or the Adviser’s refusal or failure to comply with the terms hereof or from its bad faith, negligence, or willful misconduct in the performance of its duties hereunder; provided however that the Trust’s or the Adviser’s obligation to indemnify Quasar Indemnitees shall not be deemed to cover any Losses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, Prospectus, annual or interim report, or any advertisement or sales literature in reliance upon and in conformity with written information relating to Quasar and furnished to the Trust or its counsel by Quasar for the purpose of, and used in, the preparation thereof. The Trust’s and the Adviser’s agreement to indemnify Quasar Indemnitees is expressly conditioned upon the Trust being notified of such action or claim of loss brought against Quasar Indemnitees within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon Quasar Indemnitees, unless the failure to give notice does not prejudice the Trust or the Adviser; provided that the failure so to notify the Trust or the Adviser of any such action shall not relieve the Trust or the Adviser from any liability which the Trust or the Adviser may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of the Trust’s or the Adviser’s indemnity agreement contained in this Section 8(A).

B.
The Trust and Adviser shall be entitled to participate at their own expense in the defense, or if they so elect, to assume the defense of any suit brought to enforce any such Losses, but if the Trust or Adviser elects to assume the defense, such defense shall be conducted by counsel chosen by the Trust or Adviser, as applicable, and approved by Quasar, which approval shall not be unreasonably withheld. In the event the Trust or Adviser elects to assume the defense of any such suit and retain such counsel, Quasar Indemnitees in such suit shall bear the fees and expenses of any additional counsel retained by them. If the Trust or Adviser does not elect to assume the defense of any such suit, or in case Quasar does not, in the exercise of reasonable judgment, approve of counsel chosen by the Trust or Adviser, or if under prevailing law or legal codes of ethics, the same counsel cannot effectively represent the interests of both the Trust or Adviser and Quasar Indemnitees, the Trust or Adviser, as applicable, will reimburse Quasar Indemnitees for the reasonable fees and expenses of any counsel retained by them. The Trust’s or Adviser’s indemnification agreement contained in Sections 8(A) and 8(B) herein shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Quasar Indemnitees and shall survive the delivery of any Shares and the termination hereof. This agreement of indemnity will inure exclusively to the benefit of Quasar Indemnitees and their successors. The Trust or Adviser shall promptly notify Quasar of the commencement of any litigation or proceedings against the Trust or Adviser or any of its trustees, officers, or directors in connection with the offer and sale of any of the Shares.

C.
The Trust or Adviser, as applicable, shall advance attorneys’ fees and other expenses incurred by any Quasar Indemnitee in defending any claim, demand, action or suit which is the subject of a claim for indemnification pursuant to this Section 8 to the maximum extent permissible under applicable law.

D.
Quasar shall indemnify, defend and hold the Trust and Adviser and each of their trustees, directors, officers, employees, representatives, and any person who controls the Trust or Adviser within the meaning of Section 15 of the 1933 Act (collectively, the “Trust Indemnitees”), free and harmless from and against any and all Losses that the Trust Indemnitees may sustain or incur or that may be asserted against a Trust Indemnitee by any person (i) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement or any Prospectus, or in any annual or interim report to shareholders, or in any advertisements or sales literature prepared by Quasar, or (ii) arising out of or based upon any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statement not misleading, or (iii) based upon Quasar’s refusal or failure to comply with the terms hereof or from its bad faith, negligence, or willful misconduct in the performance of its duties hereunder; provided however that with respect to clauses (i) and (ii), above, Quasar’s obligation to indemnify the Trust Indemnitees shall only be deemed to cover Losses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, Prospectus, annual or interim report, or any advertisement or sales literature in reliance upon and in conformity with written information relating to Quasar and furnished to the Trust or Adviser or their respective counsels by Quasar for the purpose of, and used in, the preparation thereof. Quasar’s agreement to indemnify the Trust Indemnitees is expressly conditioned upon Quasar being notified of any action or claim of loss brought against the Trust Indemnitees within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Trust Indemnitees, unless the failure to give notice does not prejudice Quasar; provided that the failure to notify Quasar of any such action shall not relieve Quasar from any liability which Quasar may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, otherwise than on account of Quasar’s indemnity agreement contained in this Section 8(D).

E.
Quasar shall be entitled to participate at its own expense in the defense, or if it so elects, to assume the defense of any suit brought to enforce any such Losses, but if Quasar elects to assume the defense, such defense shall be conducted by counsel chosen by Quasar and approved by the Trust or Adviser, as applicable, which approval shall not be unreasonably withheld. In the event Quasar elects to assume the defense of any such suit and retain such counsel, the Trust Indemnitees in such suit shall bear the fees and expenses of any additional counsel retained by them. If Quasar does not elect to assume the defense of any such suit, or in case the Trust or Adviser, as applicable, does not, in the exercise of reasonable judgment, approve of counsel chosen by Quasar, or if under prevailing law or legal codes of ethics, the same counsel cannot effectively represent the interests of both the Trust Indemnitees and Quasar, Quasar will reimburse the Trust Indemnitees for the reasonable fees and expenses of any counsel retained by them. Quasar’s indemnification agreement contained in Sections 8(D) and 8(E) herein shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Trust Indemnitees and shall survive the delivery of any Shares and the termination hereof. This agreement of indemnity will inure exclusively to the benefit of the Trust Indemnitees and their successors. Quasar shall promptly notify the Trust or Adviser, as applicable, of the commencement of any litigation or proceedings against Quasar or any of its officers, or directors in connection with the offer and sale of any of the Shares.

F.
Quasar shall advance attorneys’ fees and other expenses incurred by any Trust Indemnitee in defending any claim, demand, action or suit which is the subject of a claim for indemnification pursuant to this Section 8 to the maximum extent permissible under applicable law.

G.	No Party shall be liable to the other Parties for consequential, special or punitive damages under any provision hereof.

H.
No person shall be obligated to provide indemnification under this Section 8 if such indemnification would be impermissible under the 1940 Act, the 1933 Act, the 1934 Act or the rules of FINRA; provided however that, in such event indemnification shall be provided under this Section 8 to the maximum extent so permissible.

9.    Proprietary and Confidential Information. Quasar agrees on behalf of itself and its managers, officers, and employees to treat confidentially and as proprietary information of the Trust, all records and other information relative to the Trust and prior, present or potential shareholders of the Trust (and clients of said shareholders), and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except (i) after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where Quasar may be exposed to civil or criminal contempt proceedings for failure to comply, (ii) when requested to divulge such information by duly constituted authorities, or (iii) when so requested by the Trust. Records and other information which have become known to the public through no wrongful act of Quasar or any of its employees, agents or representatives, and information that was already in the possession of Quasar prior to receipt thereof from the Trust or its agent, shall not be subject to this paragraph.
Further, Quasar will adhere to the privacy policies adopted by the Trust pursuant to Title V of the Gramm-Leach-Bliley Act. In this regard, Quasar shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, records and information relating to the Trust and its shareholders.
10.    Compliance with Laws. The Trust has and retains primary responsibility for all compliance matters relating to the Fund, including but not limited to compliance with the 1940 Act, the Internal Revenue Code of 1986, the Sarbanes-Oxley Act of 2002, the USA Patriot Act of 2001, and the policies and limitations of the Fund relating to its portfolio investments as set forth in its Prospectus and SAI. Quasar’s services hereunder shall not relieve the Trust of its responsibilities for assuring such compliance or the Board’s oversight responsibility with respect thereto.
11.    Term of Agreement; Amendment; Assignment.

A.
This Agreement shall become effective with respect to each Fund listed on Exhibit A as of the date hereof and, with respect to each Fund not in existence on that date, on the date an amendment to Exhibit A relating to that Fund is executed. Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from the date hereof. Thereafter, if not terminated, this Agreement shall continue in effect automatically as to each Fund for successive one-year periods, provided such continuance is specifically approved at least annually by: (i) the Board, or (ii) the vote of a “majority of the outstanding voting securities” of a Fund, and provided that in either event, the continuance is also approved by a majority of the Board who are not “interested persons” of any Party, by a vote cast in person at a meeting called for the purpose of voting on such approval.

B.
Notwithstanding the foregoing, this Agreement may be terminated, without the payment of any penalty, with respect to a particular Fund: (i) through a failure to renew this Agreement at the end of a term, (ii) upon mutual consent of the Parties, or (iii) upon not less than 60 days’ written notice, by either the Trust upon the vote of a majority of the members of its Board who are not “interested persons” of the Trust and have no direct or indirect financial interest in the operation hereof, or by vote of a “majority of the outstanding voting securities” of a Fund, or by Quasar. The terms hereof shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by Quasar and the Trust. If required under the 1940 Act, any such amendment must be approved by the Board, including a majority of the Board who are not “interested persons” of any Party, by a vote cast in person at a meeting for the purpose of voting on such amendment. In the event that such amendment affects the Adviser, the written instrument shall also be signed by the Adviser. This Agreement will automatically terminate in the event of its “assignment.”

C.	As used in this Section, the terms “majority of the outstanding voting securities,” “interested person,” and “assignment” shall have the same meaning as such terms have in the 1940 Act.

D.	Sections 8 and 9 shall survive termination of this Agreement.
12.    Early Termination. In the absence of any material breach hereof, should the Trust or Adviser elect to terminate this Agreement prior to the end of the term, the Trust or Adviser shall pay the following fees:

a.	all monthly fees through the life of the Agreement, including the repayment of any negotiated discounts;

b.	all fees associated with converting services to successor service provider;

c.	all fees associated with any record retention and/or tax reporting obligations that may not be eliminated due to the conversion to a successor service provider; and

d.	all miscellaneous costs associated with A-C above.
13.    Duties in the Event of Termination. In the event that, in connection with termination, a successor to any of Quasar’s duties or responsibilities hereunder is designated by the Trust, Quasar shall cooperate in the transfer of such duties and responsibilities to such successor.
14.    Governing Law. This Agreement shall be construed in accordance with the laws of the State of Wisconsin, without regard to conflicts of law principles. To the extent that the applicable laws of the State of Wisconsin, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the SEC thereunder.
15.    No Agency Relationship. Nothing herein contained shall be deemed to authorize or empower any Party to act as agent for another Party.
16.    Services Not Exclusive. Nothing herein shall limit or restrict Quasar from providing services to other parties that are similar or identical to some or all of the services provided hereunder.
17.    Invalidity. Any provision hereof which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In such case, the Parties shall in good faith modify or substitute such provision consistent with the original intent of the Parties.
18.    Notices. Any notice required or permitted to be given by any Party to the others shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service, or three days after sent by registered or certified mail, postage prepaid, return receipt requested, or on the date sent and confirmed received by electronic mail to the other Parties’ respective addresses as set forth below:
Notice to Quasar shall be sent to:

Quasar Distributors, LLC
Attn: President
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202

notice to the Trust shall be sent to:

Managed Portfolio Series
U.S. Bancorp Fund Services, LLC
ATTN: Fund Administration
615 E. Michigan Street
Milwaukee, WI 53202

and notice to the Adviser shall be sent to:

Port Street Investments
24 Corporate Plaza Drive, Suite 150
Newport Beach, CA 92660

19.    Multiple Originals. This Agreement may be executed on two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date written below.

MANAGED PORTFOLIO SERIES        QUASAR DISTRIBUTORS, LLC

By: /s/ James R. Arnold___________        By:_/s/ James R. Schoenike_________
Name: James R. Arnold                 Name: James R. Schoenike
Title: President                     Title: President
Date: 8/17/18______                    Date: _8-17-18__________
PORT STREET INVESTMENTS, LLC

By: _/s/ Graham Pierce________________
Name: Graham Pierce
Title: Chief Executive Officer
Date: _8-16-2018_________

Exhibit A
to the
Distribution Agreement

Fund Names

Separate Series of Managed Portfolio Series

Name of Series
Port Street Quality Growth Fund
Exhibit B to the Distribution Agreement – Managed Portfolio Series

Quasar Distributors, LLC Regulatory Distribution Services Fee
Schedule at November 2013
Regulatory Distribution Annual Services per Fund*
[…] basis point on average net assets over $100 million plus
Base annual fee:

▪	$[…] /fund
Default sales loads and distributor concession, if applicable, are paid to Quasar.
Standard Advertising Compliance Review

▪	$[…] per communication piece for the first 10 pages (minutes if audio or video); $[…] per page (minute if audio or video) thereafter.

▪
$[…] FINRA filing fee per communication piece for the first 10 pages (minutes if audio or video); $[…] per page (minute if audio or video) thereafter. FINRA filing fee subject to change. (FINRA filing fee may not apply to all communication pieces.)

Expedited Advertising Compliance Review

▪	$[…] for the first 10 pages (minutes if audio or video); $[…] per page (minute if audio or video) thereafter, 24 hour initial turnaround.

▪
$[…] FINRA filing fee per communication piece for the first 10 pages (minutes if audio or video); $[…] per page (minute if audio or video) thereafter. FINRA filing fee subject to change. (FINRA filing fee may not apply to all communication pieces.)

Licensing of Investment Adviser’s Staff

▪	$[…] per year per registered representative

▪	Quasar sponsors the following licenses: Series 6, 7, 24, 26, 27, 63, 66

▪	$[…] /FINRA designated branch location

▪	All associated FINRA and state fees for registered representatives, including license and renewal fees
Marketing Support Services
▪The design and/or production of fund fact sheets, commentaries, brochures and other sales support material – Project via proposal
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:

▪	Production, printing, distribution, and placement of advertising, sales literature, and materials

▪	Engagement of designers, free-lance writers, and public relations firms

▪	Postage, overnight delivery charges

▪	FINRA registration fees and other costs to fulfill regulatory requirements

▪	Travel, lodging, and meals

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

*Subject to annual CPI increase, using April 2, 2014 as the base date – All Urban Consumers – U.S. City Average
Fees are calculated pro rata and billed monthly.

1
Port Street